                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]


                        WFS FINANCIAL 2001-A OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2001
                    for Distribution Date of October 22, 2001

COLLECTIONS
                                                                                                            DOLLARS
Payments received                                                                                                 111,448,076.08
                         Plus:
                               Servicer Advances                                                  761,518.52
                               Reimbursement of holds                                             657,322.20
                                                                                               -------------
                                                                                                                    1,418,840.72
                         Less:
                               Reimbursement Advances
                               Funds deposited in Holds Account                                  (783,829.28)
                                                                                                 (510,243.29)
                                                                                               -------------
                                                                                                                   (1,294,072.57)
                                                                                                                  --------------

Total Funds Available for Distribution                                                                            111,572,844.23
                                                                                                                  ==============



DISTRIBUTIONS


             Servicing Fee                                                                      2,576,270.00
             Trustee and Other Fees                                                               341,784.98
             Other Miscellaneous Payments                                                         203,157.92
                                                                                               -------------

Total Fee Distribution                                                                                              3,121,212.90

             Note Interest Distribution Amount - Class A-1                   487,657.25
             Note Interest Distribution Amount - Class A-2                 3,201,600.00
             Note Interest Distribution Amount - Class A-3                 3,427,396.67
             Note Interest Distribution Amount - Class A-4                 2,650,016.67
                                                                          -------------

Total Class A Interest Distribution                                                             9,766,670.59

             Note Principal Distribution Amount - Class A-1               33,462,459.52
             Note Principal Distribution Amount - Class A-2               54,633,312.41
             Note Principal Distribution Amount - Class A-3                        0.00
             Note Principal Distribution Amount - Class A-4                        0.00
                                                                          -------------

Total Class A Principal Distribution                                                           88,095,771.93
                                                                                               -------------

Total Class A Principal and Interest Distribution                                                                  97,862,442.52

             Spread Account Deposit                                                                                10,589,188.81
                                                                                                                  --------------


Total Distributions                                                                                               111,572,844.23
                                                                                                                  ==============

                        WFS FINANCIAL 2001-A OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2001
                    for Distribution Date of October 22, 2001

PORTFOLIO DATA:
                                                           # of loans
      Beginning Security Balance                                      66,397                               854,462,459.52

          Less:            Scheduled Principal Balance                     0        (40,382,183.54)
                           Full Prepayments                           (6,002)       (33,864,005.91)
                           Partial Prepayments                             0                  0.00
                           Liquidations                               (1,053)       (13,849,582.48)
                                                                                    ---------------
                                                                                                           (88,095,771.93)
                                                                                                          ---------------
      Ending Security Balance                                         59,342                               766,366,687.59
                                                                                                          ===============

OTHER RELATED INFORMATION:

Spread Account:

           Beginning Balance                                                          38,802,833.13
                 Deposits                                                             10,589,188.81
                 Reductions                                                          (11,073,687.56)
                                                                                    ---------------
           Ending Balance                                                                                   38,318,334.38

           Beginning Initial Deposit                                                  25,000,000.00
                 Repayments                                                          (11,073,687.56)
                                                                                    ---------------
           Ending Initial Deposit                                                                           13,926,312.44


Modified Accounts:
           Principal Balance                                                                   0.00%                 0.00
           Scheduled Balance                                                                   0.00%                 0.00

Servicer Advances:
           Beginning Unreimbursed Advances                                               871,675.58
           New Advances                                                                  761,518.52
           Advances Reimbursed                                                          (783,829.28)
                                                                                    ---------------
           Ending Unreimbursed Advances                                                                        849,364.82

Holding Account:
           Beginning Balance                                                             562,824.99
           Funds Deposited                                                               510,243.29
           Withdrawal to Collection Account                                             (657,322.20)
                                                                                     ---------------
           Ending Balance                                                                                      415,746.08

Net Charge-Off Data:                                       # of loans
           Charge-Offs                                                 1,896         10,177,744.40
           Recoveries                                                 (1,049)        (1,760,646.16)
                                                                                    ---------------
           Net Charge-Offs                                               847                                 8,417,098.24

Delinquencies (P&I):                                       # of loans
           30-59 Days                                                  1,719         17,021,828.23
           60-89 Days                                                    511          4,846,023.29
           90-119 Days                                                   205          2,100,763.61
           120 days and over                                              12            153,760.36

Repossessions                                                             78            604,195.76

Contracts Repurchased (pursuant to
 Sect. 3.02, 4.07, or 9.01 of the
 Sale and Servicing Agreement)                                             0                                         0.00

Cumulative Charge-Off Percentage                                                                                     0.84%
Delinquency Percentage                                                                                               0.89%

WAC                                                                                                               14.7637%
WAM                                                                                                                54.882

                        WFS FINANCIAL 2001-A OWNER TRUST
                           Distribution Date Statement
              for Master Service Report Date of September 30, 2001
                    for Distribution Date of October 22, 2001


                                         BEGINNING         NOTE QUARTERLY                               TOTAL
                      ORIGINAL           OUTSTANDING          PRINCIPAL            PRIOR              PRINCIPAL
                      PRINCIPAL          PRINCIPAL         DISTRIBUTABLE         PRINCIPAL          DISTRIBUTABLE
    CLASSES           BALANCE             BALANCE              AMOUNT            CARRYOVER             AMOUNT
   ----------      --------------      --------------      --------------      --------------      --------------
     A-1           179,000,000.00       33,462,459.52       33,462,459.52                0.00       33,462,459.52

     A-2           232,000,000.00      232,000,000.00       54,633,312.41                0.00       54,633,312.41

     A-3           334,000,000.00      334,000,000.00                0.00                0.00                0.00

     A-4           255,000,000.00      255,000,000.00                0.00                0.00                0.00

                 ----------------      --------------      --------------      --------------      --------------
     TOTAL       1,000,000,000.00      854,462,459.52       88,095,771.93                0.00       88,095,771.93
                 ================      ==============      ==============      ==============      ==============

                                                            REMAINING            TOTAL
                    PRINCIPAL           CURRENT            OUTSTANDING         PRINCIPAL
                  DISTRIBUTION         PRINCIPAL            PRINCIPAL         AND INTEREST
    CLASSES          AMOUNT            CARRYOVER             BALANCE          DISTRIBUTION
   ----------    --------------      --------------      --------------      --------------
     A-1          33,462,459.52                0.00                0.00       33,950,116.77

     A-2          54,633,312.41                0.00      177,366,687.59       57,834,912.41

     A-3                   0.00                0.00      334,000,000.00        3,427,396.67

     A-4                   0.00                0.00      255,000,000.00        2,650,016.67

                 --------------      --------------      --------------      --------------
     TOTAL        88,095,771.93                0.00      766,366,687.59       97,862,442.52
                 ==============      ==============      ==============      ==============


                                    NOTE QUARTERLY                               TOTAL
                                       INTEREST              PRIOR              INTEREST             INTEREST         CURRENT
  NOTE          INTEREST            DISTRIBUTABLE          INTEREST           DISTRIBUTABLE         DISTRIBUTION      INTEREST
CLASSES           RATE                  AMOUNT             CARRYOVER             AMOUNT               AMOUNT         CARRYOVER
-------      ---------------       ---------------      ---------------      ---------------      ---------------    ---------
   A-1               5.58125%           487,657.25                 0.00           487,657.25           487,657.25        0.00

   A-2               5.52000%         3,201,600.00                 0.00         3,201,600.00         3,201,600.00        0.00

   A-3               3.93000%         3,427,396.67                 0.00         3,427,396.67         3,427,396.67        0.00

   A-4               3.98000%         2,650,016.67                 0.00         2,650,016.67         2,650,016.67        0.00



                                   ---------------      ---------------      ---------------      ---------------      ------
  TOTAL                               9,766,670.59                 0.00         9,766,670.59         9,766,670.59        0.00
                                   ===============      ===============      ===============      ===============      ======


            DEFICIENCY               POLICY
 NOTE         CLAIM                  CLAIM
CLASSES       AMOUNT                 AMOUNT
-------     ----------              --------
A-1              0.00                  0.00

A-2              0.00                  0.00

A-3              0.00                  0.00

A-4              0.00                  0.00


                 ----                  ----
                 0.00                  0.00
                 ====                  ====


       Note Percentage           100.000000%

Certificate Percentage             0.000000%


Note: The interest rates for class A-3 and A-4 are LIBOR + 0.17%, and LIBOR + 0.22%. The LIBOR rate for this distribution period is 3.76%.

                        WFS FINANCIAL 2001-A OWNER TRUST
                              Officer's Certificate
              for Master Service Report Date of September 30, 2001
                    for Distribution Date of October 22, 2001




        Detailed Reporting

                See Schedule F


        WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of September 30, 2001 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2001.






                                           -------------------------------------
                                           Mark Olson
                                           Senior Vice President
                                           Controller



                                           -------------------------------------
                                           Susan Tyner
                                           Vice President
                                           Assistant Controller